Exhibit 99.1

Natural Alternatives International, Inc.

Appoints New Chief Financial Officer

SAN MARCOS, CALIF, February 12, 2008 /PRNewswire-First Call/ —Natural Alternatives International, Inc. (“NAI”) (Nasdaq: NAII), a leading formulator, manufacturer and marketer of customized nutritional supplements, today announced the appointment of Kenneth Wolf as Chief Financial Officer, effective February 11, 2008. Mr. Wolf possesses over 20 years of manufacturing and public company experience and spent the prior five years as Chief Financial Officer with Phoenix Footwear Group, an AMEX listed multi-brand footwear and accessories company. Mr. Wolf is also a nine-year veteran of Callaway Golf Company, a NYSE premium consumer goods company, where he served as Interim Chief Financial Officer, and Senior Vice President of Finance and Controller.

CEO Mark LeDoux stated, “We are pleased to announce the appointment of Kenneth Wolf as our Chief Financial Officer. Having served both at Phoenix Footwear Group and Callaway Golf Company during periods of rapid organic and acquisition growth, Ken brings us invaluable experience in handling acquisitions, budgeting and financial planning and analysis. He will also play an increasingly important role in our long-term strategic planning process.”

Mr. Wolf commented, “Natural Alternatives International’s comprehensive partnership approach to client servicing represents a unique and compelling growth opportunity within the private label manufacturing space and the company’s parallel focus on supporting and creating its own branded nutritional supplement products provides a platform for potential future sales and profit expansion. I look forward to playing an instrumental role in helping the company to achieve its financial and operating goals, while creating long-term stockholder value.”

NAI, headquartered in San Marcos, California, is a leading formulator, manufacturer and marketer of nutritional supplements and provides strategic partnering services to its customers. Our comprehensive partnership approach offers a wide range of innovative nutritional products and services to our clients including: scientific research, clinical studies, proprietary ingredients, customer-specific nutritional product formulation, product testing and evaluation, marketing management and support, packaging and delivery system design, regulatory review and international product registration assistance. For more information about NAI, please see our website at www.nai-online.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that are not historical facts and information. These statements represent our intentions, expectations and beliefs concerning future events, including, among other things, our expectations and beliefs with respect to future financial and operating results, including the amount of our future net sales and profits, and our ability to achieve our goals, create long-term stockholder value, grow our private label manufacturing business and develop and support our branded products business. We wish to caution readers these statements involve risks and uncertainties that could cause actual results and outcomes for future periods to differ materially from any forward-looking statement or views expressed herein. NAI’s financial performance and the forward-looking statements contained herein are further qualified by other risks including those set forth from time to time in the documents filed by us with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SOURCE – Natural Alternatives International, Inc.

CONTACT – Randell L. Weaver, President, Natural Alternatives International, Inc.,

760-736-7700 or investor@nai-online.com.

2